Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of July 5, 2007, between Otelco Inc., a Delaware corporation (the “Company”), each subsidiary of the Company listed on the signature pages hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as trustee under the Indenture defined below (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and Guarantors (as defined in the Indenture) have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of December 21, 2004, as supplemented by the First Supplemental Indenture referred to below, providing for the issuance of an unlimited aggregate principal amount of 13% senior subordinated notes due 2019 (the “Notes”);

WHEREAS, $81,075,497.50 in aggregate principal amount of the Notes have been issued and are outstanding under the Indenture (the “Original Notes”);

WHEREAS, the Company and Guarantors have heretofore executed and delivered to the Trustee a First Supplemental Indenture (“First Supplemental Indenture”) dated as of July 3, 2006, providing for the guarantee of the Company’s obligations under the Indenture and the Original Notes by certain additional Guarantors;

WHEREAS, the Company has decided to issue up to $22,500,000 ($25,875,000 if the over-allotment option of the underwriters is exercised in full) in aggregate principal amount of additional notes (the “Additional Notes”) pursuant to Section 4.14 of the Indenture; and

WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by the Board of Directors of the Company.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.             The Additional Notes.  The Additional Notes shall be issued in an aggregate principal amount of up to $22,500,000 ($25,875,000 if the over-allotment option of the underwriters is exercised in full).

2.             Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby and by the First Supplemental Indenture, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture, as supplemented by the First Supplemental Indenture, for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

 3.             Governing Law.  THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF  MANHATTAN, IN THE CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

4.             Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

5.             Counterparts.  The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.             Effect of Headings.  The Section headings herein are for convenience only and shall not effect the construction thereof.

7.             Definitions.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

OTELCO INC.

By: __/s/ Curtis L. Garner, Jr.______________
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

BRINDLEE HOLDINGS LLC
(As Guarantor)

By: __/s/ Curtis L. Garner, Jr.______________
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

BRINDLEE MOUNTAIN TELEPHONE COMPANY
(As Guarantor)

By: __/s/ Curtis L. Garner, Jr.______________
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

BLOUNTSVILLE TELEPHONE COMPANY, INC.
(As Guarantor)

By: __/s/ Curtis L. Garner, Jr.______________
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

HOPPER HOLDING COMPANY, INC.
(As Guarantor)

By: __/s/ Curtis L. Garner, Jr.______________
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

HOPPER TELECOMMUNICATIONS COMPANY, INC.
(As Guarantor)

By: __/s/ Curtis L. Garner, Jr.______________
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

Second Supplemental Indenture - 1

IMAGINATION, INC.
(As Guarantor)

By: __/s/ Curtis L. Garner, Jr.______________
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

MID-MAINE COMMUNICATIONS, INC.
(As Guarantor)

By: __/s/ Curtis L. Garner, Jr.______________
Name: Curtis L. Garner, Jr.
Title: Vice President

MID-MAINE TELPLUS
(As Guarantor)

By: __/s/ Curtis L. Garner, Jr.______________
Name: Curtis L. Garner, Jr.
Title: Vice President

MID-MISSOURI HOLDING CORP.
(As Guarantor)

By: __/s/ Curtis L. Garner, Jr.______________
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

OTELCO TELECOMMUNICATIONS LLC
(As Guarantor)

By: __/s/ Curtis L. Garner, Jr.______________
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

OTELCO TELEPHONE LLC
(As Guarantor)

By: __/s/ Curtis L. Garner, Jr.______________
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

Second Supplemental Indenture - 2

PAGE & KISER COMMUNICATIONS, INC.
(As Guarantor)

By: __/s/ Curtis L. Garner, Jr.______________
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

WELLS FARGO BANK, N.A., AS TRUSTEE

By: _/s/ Jane Y. Schweiger_______________________
Name: Jane Y. Schweiger
Title: Vice President

Second Supplemental Indenture - 3